As filed with the Securities and Exchange Commission on July 21, 2023

Registration No. 333-250186

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IDEX Biometrics ASA

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Kingdom of Norway	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Dronning Eufemias gate 16

Oslo, Norway NO-0191

Tel: +47 6783 9119

(Address and telephone number of Registrant’s principal executive offices)

IDEX America Inc.

187 Ballardvale Street, Suite B211

Wilmington, Massachusetts 01887

Tel: + 1 (339) 215-8020

(Name, address, and telephone number of agent for service)

Copies to:

Joshua A. Kaufman Marc A. Recht David C. Boles Cooley LLP 55 Hudson Yards New York, New York 10001 +1 212 479 6000	Carl Garmann Clausen Advokatfirmaet Ræder AS Postboks 2944 Solli NO-0230 Oslo Norway +47 23 27 27 00

Approximate date of commencement of proposed sale to the public: This post-effective amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

This post-effective amendment will become effective in accordance with the provisions of Section 8(c) of the Securities Act.

EXPLANATORY NOTE

This Post-Effective Amendment relates to the Registration Statement on Form F-3 (File No.  333-250186) filed by IDEX Biometrics ASA (the “Company”), which was originally declared effective by the Securities and Exchange Commission (the “SEC”) on February 26, 2021 and subsequently amended and declared effective by the SEC on June  7, 2021 and August 3, 2022 (such registration statement, the “Registration Statement”). The Registration Statement registered the offer and sale of up to 60,000,000 ordinary shares of the Company, represented by 800,000 American Depositary Shares.

In accordance with an undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, this Post-Effective Amendment is being filed to remove from registration all securities registered but not sold under the Registration Statement. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment to the Registration Statements on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, Commonwealth of Massachusetts, on July 21, 2023.

IDEX BIOMETRICS ASA

By:	/s/ Vincent Graziani
Vincent Graziani
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vincent Graziani Vincent Graziani	Chief Executive Officer (Principal Executive Officer)	July 21, 2023

/s/ Eileen M. Wynne Eileen M. Wynne	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 21, 2023

* Lawrence John Ciaccia	Chair	July 21, 2023

* Deborah Lee Davis	Deputy chair	July 21, 2023

* Annika Olsson	Director	July 21, 2023

*	Director	July 21, 2023
Morten Opstad

/s/ Adriana Saitta	Director	July 21, 2023
Adriana Saitta

* Stephen Andrew Skaggs	Director	July 21, 2023

*By:	/s/ Vincent Graziani
Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of IDEX Biometrics ASA, has signed this Post-Effective Amendment to Registration Statements on Form F-3 on July 21, 2023.

IDEX AMERICA INC.

By:	/s/ Vincent Graziani
Name:	Vincent Graziani
Title:	Chief Executive Officer

Authorized Representative in the United States